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                                                                      EXHIBIT 23











CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM


We consent to the incorporation by reference in Registration Statement No. 333-121336 of Abington Community Bancorp, Inc. on Form S-8 of our report dated June 10, 2005, appearing in the Annual Report on Form 11-K of the Abington Bank 401(k) Plan for the year ended December 31, 2004.


/s/ Deloitte & Touche LLP


Philadelphia, Pennsylvania
June 29, 2005